EXHIBIT 10.17
                        CONTRACT FOR SALE OF REAL ESTATE

Residential _____            Vacant Lot _____          Farm/Ranch _____ Other X

                                                              Contract #________


         This is a legally binding contract. If not understood, seek competent advice. COMMERCE GROUP CORP. and HOMESPAN REALTY CO., INC., both Wisconsin Corporations, Owner(s) and/or Seller(s) and GENERAL LUMBER AND SUPPLY CO., INC., Buyer, enter this Contract as of the Contract date defined below. The parties mutually agree as follows:

         1. PROPERTY. Owner will sell and Buyer will buy the following-described real estate situated in CAMDEN County, Missouri:

PART OF THE SOUTH HALF OF SECTION 21, TOWNSHIP 39 NORTH, RANGE 17 WEST AND PART OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 21, TOWNSHIP 39, RANGE 17, CAMDEN COUNTY, MISSOURI, AS MORE SPECIFICALLY DESCRIBED ON APPENDIX "B" HERETO

more commonly described as STANDING ROCK CAMPGROUND (legal description on updated abstract or title insurance commitment to govern); subject, however, to any reservations, easements or restrictions of record and any zoning laws, regulations or ordinances affecting the property as will not materially interfere with such use of the property as Buyer might reasonably expect to make in view of the general character of the area and neighborhood in which the property is located.

The property to be conveyed  includes all existing  improvements on the property
and  appurtenances,   fixtures  and  equipment  now  located  thereon,  if  any, including:

*Trees & Shrubs *Exterior Gas or Electric Lights *Built-in Gas Fired Barbecue Pits *Attached TV Antennas *All Lighting Fixtures *Ventilation & Exhaust Fans *Ceiling Fans *Attached Mirrors *Garbage Disposals *Dishwashers *Trash Compactors *Ovens & Ranges *Built-in Microwave Ovens *Electric Garage Door Openers & Controls
*All Built-in Heating, Cooling & Plumbing Equipment & Fixtures *Water Heaters *Water Softeners *Attached Floor Coverings *Attached Shelving *Radiator Shields *Shades, Curtain & Drapery Hardware *Blinds, Shutters, Storm Sashes & Doors,
Screens, Awnings *Burglar Alarms *Smoke Alarms *Attached Fireplace Equipment & Doors *All Articles Now Provided for Tenant Use (as set forth below) *Outbuildings, Silos, Crops (as set forth below)

(Note: To avoid any misunderstanding, the parties are urged to list below as "included" or "excluded" any items which may be subject to question.)

         The following items are also included in the sale:
  SEE APPENDIX "A"   ALSO SEE APPENDIX "A," ITEM 16.
 FOR IMPORTANT OTHER TERMS AND CONDITIONS.

   The following items are excluded from the sale:   __________________________.
         2. PURCHASE PRICE. Buyer will pay a purchase price of One Million Two Hundred Forty-Nine Thousand and Fifty Dollars ($1,249,050.00) for the property as follows: $*1. No earnest money at the time of the execution and delivery of this Contract, the receipt of which Owner acknowledges and which earnest money is delivered to N/A (escrow agent) to be placed in an escrow account as soon as practicable, but not later than ten (10) banking days after the date of final acceptance of this Contract by all parties; and, at closing, Buyer will execute any note and deed of trust or assumption agreement provided for in this Contract and will pay the balance of the purchase price, by an offset (reduction) of Buyer's promissory note issued by Commerce Group Corp.
         3.  [THIS PARAGRAPH IS NOT APPLICABLE AND IT WAS DELETED].
         4.  FINANCING (Check A or B)
         X A. This Contract is not subject to Buyer obtaining financing, but it is subject to a payment by reducing the amount of a certain promissory note issued to the Buyer by one of the Sellers.
                B. This Contract is subject to Buyer's ability to obtain financing under the terms set forth in RE555D/A-Exhibit A, Financing Agreements, attached to and incorporated into this Contract.
         5.  CONTRACT CONTINGENCIES (Check A or B)
               A. This Contract is not subject to any contingencies, except the title requirements described below and RE555D/A Exhibit A, Financing Agreements, if that Exhibit is attached to this Contract.
         X B. This Contract is subject to certain contingencies that are set forth on RE555D/B-Exhibit B, Contract Contingencies, attached to and incorporated into this Contract.
         6.  ARBITRATION (Check A or B)
         X    A.  This Contract does not provide for arbitration of disputes.
                B. This Contract incorporates binding arbitration under the terms set forth in RE555D/C-Exhibit C, Arbitration Agreement attached to and incorporated into this Contract. (Binding on those parities and Broker/Agents who sign Exhibit C.)
         7. ACCESS TO PROPERTY. Seller will permit inspections of the property by Buyer personally, by third-party inspectors selected by Buyer as provided in RE555D/B-Exhibit B, Contract Contingencies, or for any inspections subsequently agreed to in writing between Owner and Buyer, or as required by Buyer's lender, upon reasonable advance notice to Seller. Buyer and Selling Agent may be present during inspections.
         8. TITLE INSURANCE OR ABSTRACT. Owner will deliver at Buyer's request a commitment to issue an owner's policy of title insurance in the amount of the purchase price of the property issued by a title insurance company licensed in Missouri. The commitment will name Buyer as the proposed insured and will show the owner's title to be marketable in fact, subject to the exceptions stated in paragraph 1 above, and will provide that a policy will be issued immediately after Owner's deed to Buyer is placed of record. All costs of the owner's title insurance will be paid by Sellers, and the cost of the mortgagee's title insurance policy, if any, will be paid by Buyer. In lieu of Owner furnishing a title insurance commitment, with the consent of Buyer, Owner will, within twenty
(20) days prior to the date of closing, deliver to Buyer an abstract of title to the property certified to date by a competent abstracter, showing the title as marketable in fact in Owner, subject to the exceptions stated in paragraph 1 above.
         9. TITLE OBJECTIONS. If Owner's title to the property is defective, Buyer will specify the objections in writing and deliver the same to Owner. Unless otherwise mutually agreed by the parties, Owner may have any such defects corrected within sixty (60) days from the date of delivery of such objections, and the closing date will be extended until ten (10) days after Owner notifies Buyer that such defects have been corrected. If such defects cannot be corrected within the agreed time, then, at Buyer's option, this Contact will terminate and the earnest money will be returned to Buyer; if the defects cannot be corrected within 120 days from the date of delivery of such objections, then this Contract will terminate and the earnest money will be returned to Buyer. If this Contract terminates under this paragraph, Buyer will return the abstract, if any, to Owner, and Owner will be liable for all title examination costs.

         *1 The payment for this real estate is to be made by reducing the amount of the Buyer's promissory note due by one of the Sellers (Commerce Group Corp.), which owes the sum of $1,894,978.75 as of June 30, 2000, on an open-ended, secured, on-demand promissory note which bears interest at an annual rate of 4% plus prime rate, but not less than 16% and the interest is payable monthly.



                                                                  Page 1 of 1

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         10. TITLE STANDARDS.  "Marketable  title" has the meaning  contained in
Title Standard 4 of the Missouri Bar. If the title insurance commitment or abstract discloses any encumbrance or defect which causes Owner not to have marketable title, such encumbrance or defect will not constitute a valid objection by Buyer if Owner furnishes the affidavits or other documentation required to remove the encumbrance or defect. It is understood that any existing liens will be paid out of sale proceeds.
         11. OWNER TO CONVEY BY WARRANY DEED. If Owner has marketable title to the real property, Owner will delivery to Buyer at closing a general warranty deed free and clear from all liens and encumbrances, except as stated in paragraph 1 above.
         12. TAXES, ASSESSMENTS, RENTS. Owner will pay in full all state, county and municipal taxes and assessments, general and special, which are a lien on the property; except taxes for this calendar year, which will be prorated as of March 31, 2001. If the amount of taxes cannot then be ascertained, proration will be computed on the amount of general taxes for the preceding calendar year. The rental from the property, if any, will go to Owner prorated to March 31, 2001 and to Buyer thereafter. Security deposits and advance rents, if any, will be paid to Buyer at closing. If Owner has paid to any lender a deposit for taxes, such amounts will be applied toward the payment of Owner's obligations under this paragraph and will be assigned to Buyer and Buyer will reimburse Owner for any excess over the amount of Owner's obligation for prorated taxes hereunder; and if such deposit is not sufficient to satisfy Owner's obligation hereunder, Owner will pay to Buyer the amount of any difference.
         13. PARTIES TO PERFORM PROMPTLY; LIQUIDATED DAMAGES. Because of the commitment of the parties, time is of the essence of this Contract. If Owner has kept Owner's part of this Contract by furnishing marketable title and Buyer fails to comply with the terms of this contract by the scheduled closing date, then the earnest money will be paid to Owner as liquidated damages, actual damages being difficult if not impossible to ascertain, and this Contract may or may not be thereafter operative, at the option of Owner. Each party shall have all remedies available at law or in equity for breach by the other party The holder of the earnest money will not be liable for it until actually in the form of cash in the holder's possession. If Buyer fails to pay additional earnest money when due (if required) or if the earnest money is to be paid over to Owner as liquidated damages because of Buyer's failure to comply with this Contract, then the earnest money will go first toward reimbursing expenses of Owner or Seller's Agent incurred in this transaction, and the balance to be paid one-half (1/2) to Owner and one-half (1/2) to Owner's Agent in lieu of commission; provided, however, that the agent will in no event receive an amount greater than the agreed commission. If Buyer and Owner have a dispute over the return or forfeiture of earnest money held in the aforementioned escrow account, the deposit will be held in the escrow account until the holder obtains written release from all parties consenting to disposition or until a civil action is filed to determine disposition, at which time the holder may pay the funds into court.
         14. ARBITRATION, ATTORNEYS' FEES, COURT COSTS. If this Contract does not incorporate binding arbitration (RE555D/C-Exhibit C) or a binding Agreement for Arbitration of Disputes Addendum is not subsequently entered into by the parties and a suit is filed concerning this property or contract against any party or agent under this Contract, or out of the sale or actions or representations of the sale, then the prevailing party in the litigation will be entitled to reasonable attorneys' fees and court costs. This clause will survive the closing or termination of this Contract and will apply if any litigation is brought concerning this property or Contract.
         15. PROPERTY TO BE KEPT INSURED. Owner will keep the improvements on the property fully insured until closing. If the improvements on the property are substantially damaged or destroyed by fire or other casualty prior to closing, then Buyer will have the option of accepting all of the insurance proceeds and proceeding to close this Contract, or terminating this Contract. If Buyer accepts the insurance proceeds and closes this contract and Owner has agreed to finance a part of the purchase price, then Buyer must use the insurance proceeds to restore the improvements, or Owner, at Owner's election, can terminate this Contract. If this Contract is terminated under this paragraph, the earnest money will be returned to Buyer and the abstract, if any, returned to Owner. Owners will insure the property at its expense through March 31, 2001.
         16. ASSIGNMENT OF INSURANCE. If the parties agree that any insurance policy on the property subject hereto is to be assigned to Buyer, then at the time of closing Buyer will pay Owner pro-rata any amount of unearned insurance premium thereunder and the policy will be assigned to Buyer. If Buyer is assuming indebtedness on the property which is secured by a deed of trust and the lender requires a continuation of the insurance deposit made by Owner, then Owner will assign the deposit to Buyer and Buyer will reimburse Owner for the amount thereof. The insurance will be paid by the Owners through March 31, 2001.
         17. FACSIMILE SIGNATURES. "Facsimile signatures," as that term is commonly used with reference to facsimile machines used in transmitting documents, signatures, photocopies, etc., will be and hereby are declared by all parties to this Contract to be the same as an original signature to this Contract. A facsimile of this Contract, including signature portion thereof, will be treated and relied upon by all parties hereto as an original Contract and an authentic signature with the same legal effect as though the facsimile were an original document to which a genuine signature has been affixed.
         18. CONSTRUCTION. The terms "Owner," "Seller," and "Buyer" may be either singular or plural according to whichever is evidenced by the signatures below. Paragraph captions in this Contract are intended solely for convenience of reference and will not be deemed to modify, place any restriction upon, or explain provisions of this Contract. If any date for performance falls on a day other than a business day, such date shall be extended to the next succeeding business day.
         19. AGENT  DISCLAIMER.  Neither  Owner's Broker or agents,  nor
 Buyer's Broker or agents make any guarantee or  representation  as to the title to the
property, or discrepancies that a survey may reveal, or the repair or condition of any of the buildings or improvements on the property.
         20. OWNER PROPERTY CONDITION DISCLOSURE STATEMENT. A seller property condition disclosure statement is not a substitute for any inspections that Buyer may wish to obtain. Except as disclosed either in this Contract or any such seller property condition disclosure statement, neither Owner, Owner's broker or agents, nor Buyer's broker or agents have made any representations not specifically set forth. (Check one)
         X    A.  No Seller property condition disclosure statement will be provided by Owner.
                B.  Buyer has reviewed and signed the attached property
condition disclosure statement.
                C. This contract is contingent on Buyer's review of a seller property condition disclosure statement which Owner will provide to Buyer within one (1) calendar day after the Contract date. Upon receipt of the seller property condition disclosure statement, Buyer will have two (2) calendar days to terminate this Contract by giving Owner written notice of the termination. Upon such notice, the earnest money will be returned to Buyer.
Otherwise, this contingency will be deemed waived by Buyer.
     21. FINAL WALK-THROUGH. Buyer or Buyer's Agent will have the right within seventy-two (72) hours prior to closing to enter upon the property to conduct a final walk-through inspection of the property for the purpose of (1) confirming that the general condition of the property is the same as it was on the date Buyer first signed this Contract, ordinary wear and tear excepted, and (2) if applicable, inspecting those items previously resolved by written agreement of Buyer and Owner. Owner will arrange, at Owner's expense to have all the utilities turned on during the period specified for this final inspection. Owners will pay for all utilities through March 31, 2001.
     22. CLOSING. This Contract will be closed at the office of the Owners, in Milwaukee, Wisconsin at such time and place as the parties mutually agree. If Owner must take additional steps to deliver marketable title, then the time of closing may be extended as provided above. Possession will be delivered to Buyer at closing or on April 1, 2001, subject to the rights of various recreational vehicle tenants who occupy the premises. Escrow fees, if any, shall be divided equally between Seller and Buyer. Buyer shall pay the cost of recording the deed.
     23.  [THIS PARAGRAPH IS NOT APPLICABLE AND IT WAS DELETED].
     24. LEAD-BASED PAINT DISCLOSURE: Every purchaser of any interest in residential property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in residential real property is required to provide the buyer with any information on lead-based paint hazards from risk assessments or inspections in the seller's possession and notify the buyer of any known
lead-based  paint  hazards.   A  risk  assessment  or  inspection  for  possible
lead-based paint hazards is recommended prior to purchase.
         Seller represents and warrants to Seller's agent, Buyer, and any Buyer's agent as follows:
                                    (Check  A if  applicable.  If A is  checked,
leave the remainder of this paragraph blank.)
         X A. This Contract is exempt from the disclosure obligations under 42 U.S.C. 4852d because (1) the property is not a residential real property, (2) the property was constructed in 1978 or later, (3) the living area of the property is not separated from the sleeping area e.g., it is an efficiency or studio apartment), or (4) other (describe) RV Campground.

RE555D Contract for Sale of Real Estate                             Page 2 of 3

                                 (Check B or C)
                B.  Known lead-based paint and/or lead-based paint hazards are present in the housing (explain).
         X    C.  Seller has no knowledge of lead-based paint and/or lead-
based paint hazards in the housing.
                                 (Check D or E)
                D. Seller has provided Buyer and Seller's agent with all available records and reports pertaining to lead-based paint and/or lead-based paint hazards in the housing (list documents below).
         X    E.  Seller has no reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing.

Buyer represents and warrants to any Buyer's agent, Seller and Seller's agent as follows:

                F. Buyer has received copies of any information listed in item D. above.
                G. Buyer has received the pamphlet "Protect Your Family from Lead in Your Home."

                                 (Check H or I)

                H. Buyer has waived the opportunity to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards.
                 I. Buyer has the opportunity to conduct a risk assessment or inspection of the property for the presence of lead-based paint and/or lead-based paint hazards. (Intact lead-based paint that is in good condition is not necessarily a hazard. See the EPA pamphlet "Protect Your Family from Lead in Your Home" for more information.) Buyer will obtain such an inspection on or before March 31, 2001 (if blank, ten days) of the contract date at Buyer's expense. The risk assessment or inspection will include a written inspection report. Should the report disclose the presence of any lead-based paint hazards unacceptable to Buyer, Buyer may give Seller or Seller's agent a copy of the report and a written notice of nonacceptability identifying the unacceptable hazards within five (5) days of receipt of the report. Seller will have five (5) days from receipt of the report in which to enter into a written agreement with Buyer to either remediate the unacceptable hazard or to make a monetary adjustment in lieu of such remediation. If the parties do not reach such a mutually acceptable agreement within the 5-day period, this Contract will terminate and the earnest money deposit, less any expenses incurred by or on behalf of Buyer, will be refunded to the Buyer.

Date:  N/A

N/A                                                  N/A
Selling Broker's Firm Name                  Listing Broker's Firm Name

By:  N/A                                    By:  N/A
Selling Agent       Date                             Listing Agent        Date

         25.  SPECIAL AGREEMENTS.

         SEE APPENDIX "A" FOR SPECIAL AGREEMENTS
         SEE APPENDIX "B" FOR LEGAL DESCRIPTION

         To the extent applicable, Seller and Buyer have reviewed the information in paragraph 24 above and certify, to the best of their knowledge,  that the
information they have provided in paragraph 24 is true and accurate.

         Buyer acknowledges receiving one copy of this Contract.

APPROVED AND ACCEPTED

GENERAL LUMBER & SUPPLY CO., INC.

X  Buyer /s/ Sylvia Machulak            Date:  August 14, 2000, SS 39-0841893
              By:  Sylvia Machulak, President

         Owner hereby X accepts ___ rejects ____ counter offers the foregoing offer set forth in this Contract on the terms specified herein. ___ A counter offer form which amends the terms of this Contract is attached to and incorporated into this Contract.

         Owner's counter offer will automatically expire at ____m. on _________, 199___, if not accepted by Buyer or withdrawn by Owner before then.

         COMMERCE GROUP CORP. (Owner)

X Owner /s/ Edward L. Machulak             Date  August 14, 2000, SS 39-1942961
               By:  Edward L. Machulak, President

         HOMESPAN REALTY CO., INC. (Owner)

X Owner /s/ Edward A. Machulak             Date  August 14, 2000, SS 39-0959318
         By:  Edward A. Machulak, Secretary

         Buyer accepts Owner's counter offer.  BUYER'S INITIALS  _____________

The "Contract date" is the date this document was accepted by the last party to sign. The Contract date is August 14, 2000, (may be filled in after execution and delivery of this Contract by both parties).

RE555D.   Approved by Legal Counsel of the Missouri Association of REALTORS
      Page 3 of 3





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                                  APPENDIX "A"


APPENDIX "A" to CONTRACT FOR THE SALE OF REAL ESTATE dated AUGUST 14, 2000 by and between COMMERCE GROUP CORP. and HOMESPAN REALTY CO., INC., Sellers and GENERAL LUMBER AND SUPPLY CO., INC. Buyer and covering property described as:
PART OF THE SOUTH HALF OF SECTION 21, TOWNSHIP 39 NORTH, RANGE 17 WEST AND PART OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 21, TOWNSHIP 39, RANGE 17, CAMDEN COUNTY, MISSOURI.

*****************************************************************************

1. BUYER INSPECTION: Buyers acknowledge that, prior to execution of this agreement, they have thoroughly examined the property to be conveyed and that they rely solely on their own judgment in making this agreement to purchase and that there are no understandings, agreements or representations that are not set forth herein.

2.   [THIS PARAGRAPH IS NOT APPLICABLE AND IT WAS DELETED.]

3. PROPERTY BOUNDARIES: It is understood by all parties hereto that broker(s) herein do not warrant or guarantee the location of the boundaries of the aforedescribed property and that the accuracy of such boundaries can only be determined by an up to date survey performed by a Missouri Registered Surveyor. It is further understood that said broker(s) will, in no case, be liable for damages resulting from any encroachment, overlap or other boundary line dispute.

4. PROPERTY TAXES: The undersigned seller and buyer hereby acknowledge that they understand that the real estate taxes in this transaction are being pro-rated on the basis of the prior year's tax assessment or, if available at the time of closing herein, the current year's tax assessment and that responsibility for any subsequent year's assessment is the sole responsibility of buyer. Proration as of March 31, 2001.

5. GOVERNMENT AGENCY NOTIFICATION: All parties acknowledge that the closing agent of this transaction is required to provide certain information to governmental agencies regarding the sale and said parties agree to provide such information as required and hereby sanction the release of such information.

6. CONDITIONS OF RECORD: Buyer's proposal herein is subject to approval of any easements, restrictions, reservations or conditions pertinent to the aforedescribed property.

7. REGULATION COMPLIANCE: None of the brokers herein warrant that the aforedescribed property is in compliance with regulations pertinent to water supply or wastewater disposal systems. THE MISSOURI DEPARTMENT OF HEALTH HAS PROPOSED IN THE MAY 15, 1995 MISSOURI REGISTER, REGULATION OF ALL ON SIDE WASTEWATER DISPOSAL SYSTEMS THROUGHOUT THE STATE AS MANDATED BY SENATE BILL 446.

8. CLOSING FEE: It is understood and agreed that if the transaction herein is closed by an attorney, an escrow company or a title company the fee payable for such closing shall be divided equally between buyer and seller. Further, if a mortgage company is involved an additional loan closing fee of up to $100.00 may be assessed to buyer.

9. ASSOCIATION DUES: Buyer and seller agree that Home Owner's Association, Property Owner's Association or other dues assessable to the subject property, if any, will be paid to date of closing by seller and pro-rated between buyer and seller from date of last payment anniversary.

10. CONTINGENCY REMOVAL: Buyer may remove any contingency placed by it and reflected herein at any time, prior to closing, by notifying seller's
 agent      thereof in writing:

11. FRANCHISE INDEPENDENTLY OWNED AND OPERATED: COLDWELL BANKER SATISFACTION, INC., is an independently owned and operated Member of
COLDWELL  BANKER
     RESIDENTIAL AFFILIATES, INC.

12. BINDING CONTRACT: This contract is binding upon the parties hereto, their respective heirs, executors, administrators and assigns.

13.  ADDITIONAL CONTINGENCIES:

     A. All improvements and personal property that are owned by the owner and that are presently located on the property, excepting Recreational vehicles trailers, mobile homes and other items owned by tenants as personal property will be conveyed to buyer at closing.
     B. Seller will assign all existing and valid rental or lease contracts, etc., in force with tenants to Buyer at closing.
     C. Sellers will assign all rental, lease, maintenance etc. fees collected from tenants and other such persons, after March 31, 2001.

APPENDIX A - PAGE 2

ADDITIONAL CONTINGENCIES continues:

14. Buyer agrees to not require the re-location of any persons presently under rental contract or lease for a period of at least one year from date of closing, unless said tenant is in default of rental payment(s).

15. ASSIGNMENT: This Purchase Agreement is assignable, at Buyer's discretion, prior to closing at terms as agreed upon per ratified contract.

16.  OTHER TERMS AND CONDITIONS:

     A. In view of the fact that on April 30, 2000, Homespan Realty Co., Inc. executed a Seller's Agency Listing Contract (Exclusive Right to Sell) with Re/Max at the Lake (Re/Max), a Missouri-licensed real estate broker to sell the Standing Rock Campground at a price of $1,750,000.00, less a 7% commission and the usual related expenses and disbursements and which listing expires at 5:00 p.m. on November 1, 2000, the Buyers are provided the following options:

         1. To wait until the listing expires to consummate the sale of the property pursuant to this Contract for Sale of Real Estate.

         2. The purchase of the 300 (100%) Homespan Realty Co., Inc. common shares at a value of $1,249,050, which has only one asset: the Standing Rock
              Campground. In this transaction, General Lumber & Supply Co., Inc. would acquire absolute control of Homespan Realty Co., Inc., after all intercompany liabilities were removed. Commerce Group Corp. would guarantee that there would not be any liabilities.

         3. An alternate transaction would be to obtain Re/Max's consent to transfer the Standing Rock Campground without the payment of a commission and to have General Lumber & Supply Co., Inc. continue listing it for sale with Re/Max.

     B. All parties are aware that the Standing Rock Campground consists of approximately 330 acres of land with approximately 3,300 lineal feet of shoreline in the Lake of the Ozarks, a storage shed, club house and personal property, etc. The Standing Rock Campground needs an upgrading of the electrical, water and septic system to service the campsites of the existing occupants. Should the septic system fail, and if there are not adequate funds for a major overhaul or repair of this system, then there would be the loss of rental income.

     C. The parties agree that since this could be construed to be a related party transaction, it would be in the best interest of all parties concerned to agree that in the event this real estate were sold by General Lumber and Supply Co., Inc., for more or less than the purchase price within a period of one year from the date of the execution of the Warranty Deed, a price adjustment would be made to the promissory note issued by Commerce Group
         Corp. to General Lumber and Supply Co., Inc. as shown in the following example:

                                        Example A        Example B
Net proceeds (including sales commission and related expenses) received
 from the sale of the Standing Rock Campground to a third party      $1,500,000
  $1,000,000
General Lumber and Supply Co., Inc.'s  cost via reduction of its promissory note
 due from Commerce Group Corp.       1,249,050        1,249,050
The difference would be added or subtracted to the General Lumber and Supply Co., Inc. promissory note with an interest adjustment retroactive to the closing
date of the sale.                         $  250,950       $(249,050)
                                          A Subtraction    An Addition

     D.  All parties are aware that a Deed of Trust has been issued to Ronald
K. Carpenter, Esquire on November 3, 1983 for the benefit of Edward L.
         Machulak, as an individual and not as a Director or Officer of any corporation referred to herein. and for the benefit of General Lumber and Supply
         Co., Inc.

     E. In order to make an orderly transaction all parties agree that the Sellers will operate the business end of Standing Rock Campground until March 31, 2001. The Sellers will collect and retain all of the rents and other income. The Sellers will be liable for all of the expenses including, but not limited to, real estate taxes, insurance management fees, operating expenses, etc.

     F. The Warranty Deed will be issued to the Buyer anytime it requests it and that date will be regarded as the closing date.






GENERAL LUMBER AND SUPPLY CO., INC.         COMMERCE GROUP CORP.
(A Wisconsin Corporation)                            (A Wisconsin Corporation)


/s/  Sylvia Machulak                                 /s/  Edward L. Machulak
-----------------------------------------   ---------------------------------
By:  Sylvia Machulak, President              By:  Edward L. Machulak, President
BUYER                                                SELLER

DATE:  August 14, 2000                               DATE:  August 14, 2000



                                                     HOMESPAN REALTY CO., INC.
                                                     (A Wisconsin Corporation)

                                                     /s/  Edward A. Machulak
                                      ----------------------------
                                           By:  Edward A. Machulak, Secretary
                                                     SELLER

                                                     DATE:  August 14, 2000


APPENDIX "A"      PAGE 2 OF 2

                                  APPENDIX "B"

APPENDIX "B" to CONTRACT FOR THE SALE OF REAL ESTATE by and between COMMERCE GROUP CORP. and HOMESPAN REALTY CO., INC., Sellers, and GENERAL LUMBER AND SUPPLY CO., INC., Buyer and covering property described as: PART OF THE SOUTH HALF OF SECTION 21, TOWNSHIP 39 NORTH, RANGE 17 WEST AND PART OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 21, TOWNSHIP 39, RANGE 17, CAMDEN COUNTY, MISSOURI.

*******************************************************************************

All that part of the following described property which lies above contour elevation 662 feet: A tract of land in the South half of Section 21, Township 39 North, Range 17 West, Camden County, Missouri, described as follows: Beginning at the Northeast corner of the Southwest quarter of the Southwest quarter, run East along the quarter quarter section line 1,312.1 feet; thence South along the quarter quarter, Section line 317.7 feet; thence leaving the quarter quarter section line and running in a Northeasterly direction on bearing North 60 degrees 20 minutes East 200.0 feet; thence North 50 degrees 50 minutes East
192.4 feet; thence North 58 degrees 50 minutes East 342.6 feet to a steel pin; thence North 31 degrees 10 minutes East 125 feet to another steel pin in a large cove; thence South 77 degrees 50 minutes East 1,540.0 feet more or less to a public road submerged in the cove below the 662 feet elevation; thence along public road as follows: North 50 degrees 00 minutes West 271.0 feet; thence North 72 degrees 30 minutes West 416.0 feet; thence North 74 degrees 30 minutes West 665.0 feet; thence North 86 degrees 30 minutes West 450.0 feet; thence North 72 degrees 45 minutes West 542.0 feet; thence North 86 degrees 30 minutes West 531.0 feet; thence North 80 degrees 15 minutes West 272.0 feet; thence North 86 degrees 30 minutes West 566.0 feet, more or less to the West line of the Northeast quarter of the Southwest quarter of said Section 21; thence leaving public road, run South along said West line 1,083.6 feet more or less to the point of beginning. ALSO all of the Southeast quarter of the Northwest quarter of Section 21, Township 39 North, Range 17 West, Camden County, Missouri. ALSO, all of the Northeast quarter of the Northeast quarter and the Southeast quarter of the Northeast quarter, EXCEPT two acres deeded for school purposes in Section 20; and the Southwest quarter of the Northwest quarter and the Northwest quarter of the Southwest quarter in Section 21; ALSO that tract of land known and described as the Standing Rock School, in School District No. 13, described as follows: Beginning at a point 6.95 chains West of the quarter section corner between Sections 20 and 21; thence West 3 chains to a set corner; thence North 9 degrees 00 minutes West 4.97 chains to a set corner; thence North 89 degrees 15 minutes East 4.73 chains to a set corner; thence South 27 degrees 00 minutes West 5.45 chains to the point of beginning, being in the Southeast quarter of the Northeast quarter of Section 20. All the previous described land being in Township 39 North, Range 17 West, Camden County, Missouri. EXCEPTING that portion of the described land which lies within road right of way.

All of the Northeast quarter of the Southwest quarter lying North of the public road running from Linn Creek to Osage Iron works; all of the Southeast quarter lying North of the public road running from Linn Creek to the Osage Iron Works; all in Section 21, Township 39, Range 17, Camden County, Missouri.